Exhibit 99.1

Golden Minerals Announces Completion of Offering for C$5,000,000

DENVER, CO / ACCESS Newswire / November 10, 2026 / Golden Minerals Company (“Golden Minerals,” “Golden” or the “Company”) (TSX:AUMN) (OTCQB:AUMN) is pleased to announce the closing of its previously announced non-brokered private placement (the “Offering”) pursuant to which the Company has issued 17,857,143 units of the Company (each a “Unit”) at a price of C$0.28 per Unit for gross proceeds of C$5,000,000.

David Watkins, President and CEO of Golden, states, “We are very pleased to have successfully completed the Offering and thank our shareholders for their support. The funds we raised allow us to advance, and secure our interest in, our exciting Desierto project in Argentina. Our initial Desierto drill program, announced on October 6, 2026, is underway, with results expected in the first quarter of 2027.”

Each Unit is comprised of one share of common stock of the Company (an “Offered Share”) and one-half of one common stock purchase warrant (each whole common stock purchase warrant, an “Offered Warrant”, and with the Offered Shares, the “Offered Securities”). Each Offered Warrant entitles the holder thereof to acquire one share of common stock of the Company (each a “Warrant Share”) at a price of C$0.45 per Warrant Share at any time during the period beginning on November 9, 2026 (the “Closing Date”) and ending on the date that is 24 months following the Closing Date; provided that if, at any time following the expiry of the initial four (4)-month hold period applicable to the Offered Warrants and prior to the expiry date of the Offered Warrants, the volume weighted average trading price of the common stock of the Company on the Toronto Stock Exchange (the “TSX”), or other principal exchange on which the common stock of the Company (the “Common Shares”) are then primarily traded, is greater than C$0.90 for 10 consecutive trading days, the Company may, within 15 days of the occurrence of such event, deliver a notice to the holders of Offered Warrants accelerating the expiry date of the Offered Warrants to the date that is not less than 30 days following the date of such notice (the “Accelerated Exercise Period”). Any unexercised Offered Warrants shall automatically expire at the end of the Accelerated Exercise Period.

In connection with the Offering, the Company paid finder’s fees to Haywood Securities Inc., an arm’s length party (the “finder”) for services rendered in respect of Units sold in the Offering to purchasers that were not in the United States or U.S. persons. The finder’s fees consisted of cash fees of C$289,800, equal to 6.0% of the gross proceeds from the sale of Units sold by the Company to third parties sourced by the finder and 1,035,000 finder’s warrants equal in number to 6.0% of the Units sold by the Company to third parties sourced by such finder (the “Finder’s Warrants” and, individually, a “Finder’s Warrant”). Each Finder’s Warrant entitles the holder to acquire one Common Share at a price of C$0.45 per Warrant Share until the date that is 24 months following the Closing Date.

The net proceeds of the Offering are expected to be used by the Company to fund its exploration programs, including the drilling program at its Sarita Este/Desierto project in Argentina (“Desierto”), and its other forecast expenditures through the end of 2027, including the July 2027 option payment for Desierto, to reduce the Company’s liabilities, and for general corporate and working capital purposes.

Units under the Offering were offered pursuant to the “accredited investor” exemption or pursuant to other available prospectus and other exemptions under applicable Canadian and U.S. securities laws to purchasers resident in the Canadian jurisdictions and, in the United States, only to persons who were “accredited investors” (as defined in Rule 501(a) of Regulation D under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”)), in reliance on Rule 506(b) of Regulation D and/or Section 4(a)(2) of the U.S. Securities Act and in compliance with applicable state securities laws. The Offered Securities issued pursuant to the Offering, as well as the Finder’s Warrants, are, where applicable, subject to a hold period resale restriction in Canada for four months after the Closing Date. Additionally, the Offered Securities issued pursuant to the Offering are subject to a minimum concurrent six-month hold period under applicable U.S. securities laws.

An insider (“Insider”), who prior to the Offering held approximately 19.8% of the shares of Golden, subscribed for Units in the aggregate amount of C$100,000 under the Offering. The participation of the Insider in the Offering constituted a “related party transaction” within the meaning of Multilateral Instrument 61-101 – Protection of Minority Security Holders in Special Transactions (“MI 61-101”). The Company relied on the exemptions from the formal valuation and minority shareholder approval requirements set out in sections 5.5(a) and 5.7(1)(a), respectively, of MI 61-101, as neither the fair market value of the Offered Securities issued to the Insider nor the consideration paid by the Insider exceeded 25% of the Company’s market capitalization. Inclusive of the common stock of the Company acquired in the Offering, the Insider currently holds approximately 11% of the Company’s issued and outstanding shares.

In order to effect the Offering and as previously announced, the Company relied on the financial hardship exemption under Section 604(e) of the TSX Company Manual in connection with the Offering, which reliance was accepted by the TSX. The TSX advised the Company on November 9, 2026, that it has placed the Company under a 120-day delisting review with a formal letter detailing the process and timelines. The TSX has scheduled a meeting of its Continued Listing Committee for March 3, 2027 to consider suspending trading in and delisting the Company’s securities. In connection with the formal letter received from the TSX, the Company is considering whether to apply to the TSX Venture Exchange to seek a listing of its shares thereon.

The Offered Securities have not been registered under the U.S. Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the U.S. Securities Act and applicable state securities laws. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the Offered Securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

For additional information, please visit http://www.goldenminerals.com/ or contact:

Barbara Henderson, Corporate Secretary

Golden Minerals Company

barbara.henderson@goldenminerals.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Securities Act and the Securities Exchange Act of 1934, as amended, and forward-looking information within the meaning of applicable Canadian securities legislation (collectively, “forward-looking statements”), including the Company’s intended use of proceeds of the Offering and its possible application for a TSX Venture Exchange listing. These statements are subject to risks and uncertainties, including increases in costs and declines in general economic conditions; changes in political conditions, in tax, royalty, environmental and other laws in the United States, Mexico, Argentina and other jurisdictions in which the Company operates or may operate; risks associated with joint ventures and international operations; risks associated with the TSX’s delisting review and potential TSXV listing application; and fluctuations in silver and gold prices. Golden Minerals assumes no obligation to update this information. Additional risks relating to Golden Minerals may be found in the periodic and current reports filed with the SEC by Golden Minerals and under the Company’s profile on SEDAR+ at www.sedarplus.ca, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

SOURCE: Golden Minerals Company